UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K
___________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) November 23, 2019

Alpine 4 Technologies Ltd.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	000-55205	46-5482689
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NO.)	(IRS EMPLOYEE IDENTIFICATION NO.)

2525 E. Arizona Biltmore Circle, Suite 237
Phoenix, AZ 85016
 (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

480-702-2431
 (ISSUER TELEPHONE NUMBER)

 (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 23, 2019, Alpine 4 Technologies Ltd., a Delaware corporation (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”), for which the Board of Directors solicited proxies. At the Annual Meeting, the shareholders voted on the proposals set forth below, as described in the Company’s definitive proxy materials filed with the SEC on October 21, 2019, and mailed to all of the Company’s shareholders beginning on or about October 25, 2019.

On October 14, 2019, the Record Date for the Annual Meeting, the Company had 95,470,161 shares of Class A common stock, par value $0.0001, issued and outstanding and entitled to vote at the Annual Meeting; 5,000,000 shares of Class B common stock, par value par value $0.0001, issued and outstanding and entitled to vote at the Annual Meeting; and 9,870,200 shares of Class C common stock, par value par value $0.0001, issued and outstanding and entitled to vote at the Annual Meeting.  Each share of Class A Common Stock is entitled to one (1) vote; each share of Class B Common Stock is entitled to ten (10) votes; and each share of Class C Common Stock is entitled to five (5) votes.

The transfer agent, who tallied the votes submitted through brokerage houses and to the transfer agent, tallied the votes of the Class A and Class C Common Stock together. The Company tallied the votes of the Class B Common Stock.

A total of 80,620,955 shares of Class A and Class C Common Stock, representing a total of 55.67% of the total outstanding shares of Class A and Class C Common Stock, were represented in person or by proxy at the Annual Meeting. A total of 5,000,000 shares of Class B Common Stock were represented in person or by proxy at the Annual Meeting.  The proposals voted on and approved by the stockholders at the Annual Meeting were as follows:

Proposal 1

The four director nominees named in the Company's proxy statement were elected, each to hold office until the 2020 Annual Meeting and until their successors are duly elected and qualified, based upon the following votes:

Nominee	Class A and Class C Common Stock Votes For	Class A and Class C Common Stock Votes Withhold	Class B Votes For	Class B Votes Withhold
Kent B. Wilson	46,478,065	30,200	50,000,000	0
Charles Winters	46,478,065	30,200	50,000,000	0
Scott Edwards	46,478,065	30,200	50,000,000	0
Ian Kantrowitz	46,478,065	30,200	50,000,000	0

Proposal 2

The proposal to ratify the appointment of Malone Bailey LLP as the Company’s independent public accounting firm was approved based on the following votes:

Class A and Class C Votes For	80,296,865
Class A and Class C Votes Against	75,200
Class A and Class C Votes Abstain	248,890
Class B Votes For	50,000,000
Class B Votes Against	0
Class B Votes Abstain	0

With respect to Proposal 1, each of the director-nominees received the affirmative vote of a plurality of the votes cast (each with a greater number of votes cast “for” than “withheld”), and each was elected to serve for a term of one years.

Proposal 2, the appointment of Malone Bailey LLP as the Company’s independent public accounting firm received the affirmative vote of a majority of votes cast and therefore passed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Alpine 4 Technologies Ltd.

By: /s/ Kent B. Wilson
Kent B. Wilson
Chief Executive Officer, President
(Principal Executive Officer)

Date: December 2, 2019